UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2013
(March 14, 2013)

BROWN SHOE COMPANY, INC. (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)

1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

(314) 854-4000 (Registrant's telephone number, including area code)

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 14, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Brown Shoe Company, Inc. (the “Company”) approved long-term incentive awards (the “awards”) for 11 of its officers, including all of the executive officers who are currently employed by the Company and who were named in the Summary Compensation Table of the Company’s 2012 Proxy Statement and its principal financial officer (“NEOs”).

These awards will be made pursuant to the terms of the Company’s Incentive Stock and Compensation Plan of 2011 (the “2011 Plan”).  A change from awards in prior years is that the award has been divided into four distinct performance periods:  fiscal 2013, fiscal 2014, fiscal 2015 and the three-year period of fiscal 2013 - 2015 with one-fourth of the target award allocated to each performance period.  Any payout will be based on the Company’s performance under two metrics during the relevant performance period.  The primary metric for this award is “Adjusted EPS” (which is consolidated diluted earnings per share, as adjusted for non-recurring losses and recoveries).  The second metric is the Company consolidated net sales.

For these awards, the Committee determined that the long-term performance award would be denominated in both performance units and cash.  The awards will be payable in cash and the performance units will be valued using the fair market value of the Company’s common stock on the date the payouts are approved by the Committee.  If the Company achieves the performance goals for any of the performance periods, then the amount is earned, but would not be paid out until after the three-year performance period, provided that the NEO remains an employee through the payment date.

The target award levels for the NEOs are as follows:

Name	Target Number of Performance Units	Target Cash Award
Diane M. Sullivan President and Chief Executive Officer	26,775	$964,800
Russell C. Hammer Senior Vice President and Chief Financial Officer	6,575	$233,350
Richard M. Ausick Division President, Retail	12,000	$426,000
Douglas W. Koch Senior Vice President and Chief Talent and Strategy Officer	4,700	$167,000
John W. Schmidt Division President, Contemporary Fashion Brands	4,000	$141,500

The Committee set a minimum level of Adjusted EPS that must be achieved for each of the one-year performance periods and a minimum level of cumulative Adjusted EPS for the award to be payable for the three-year period; and also set Adjusted EPS levels (and a cumulative Adjusted EPS level) at which, depending on the Company’ consolidated net sales, the maximum payout opportunity of 200% of the target can be achieved, while failure to attain the minimum level for each performance metric results in forfeiture of the associated opportunity.  Thus, there is range of payout levels for each metric and for each performance period, depending on the Company’s performance under both metrics.

The Committee will use interpolation to determine the exact payout percentage.  In addition, the Committee has discretion to reduce the award payout percentage based on quality of earnings.  If the Company’s financial statements are restated, the Committee may require that any executive whose malfeasance contributed to the restatement return any proceeds earned from this award.

These awards are subject to the terms of the 2011 Plan and the foregoing summary is qualified by reference to the actual terms set forth in the 2011 Plan.  The 2011 Plan is listed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Committee also approved of payouts under the Company’s Annual Incentive Plan (“AIP”).  While several of the Company’s businesses did not earn payouts under the AIP, the Committee decided to award discretionary bonuses to individuals it determined made contributions to the Company, including to John W. Schmidt of $100,000.

Item 9.01   Financial Statements and Exhibits

(c)	Exhibit

10.1
Brown Shoe Company, Inc. Incentive and Stock Compensation Plan of 2011, incorporated herein by reference to Exhibit A to the Company’s definitive proxy materials filed with the Securities and Exchange Commission on Schedule 14A on April 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN SHOE COMPANY, INC.
(Registrant)

Date: March 18, 2013	/s/ Michael I. Oberlander
Michael I. Oberlander
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1
Brown Shoe Company, Inc. Incentive and Stock Compensation Plan of 2011, incorporated herein by reference to Exhibit A to the Company’s definitive proxy materials filed with the Securities and Exchange Commission on Schedule 14A on April 15, 2011.